SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2004

IHOP CORP.
(Exact name of registrant as specified in its charter)

Delaware

0-8360

95-3038279

(State or other jurisdiction of incorporation or organization)	(Commision File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California

91203

(Address of principal executive offices)		(Zip Code)

(818) 240-6055
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

As previously disclosed, the Internal Revenue Service ("IRS") has proposed adjustments in connection with its examination of the 2000 and 2001 federal income tax returns of IHOP Corp. (the "Company"). The proposed adjustments would accelerate the tax years in which the Company reports initial franchise fee income for federal income tax purposes. If the IRS is successful, the Company's taxable income for its 2000 tax year would increase by approximately $45.2 million and its taxable income for its 2001 tax year would increase by approximately $4.8 million. The Company's federal income tax liability with respect to the proposed adjustments, exclusive of interest, penalties and any related state tax liability, would be approximately $15.8 million for 2000 and $1.7 million for 2001. The potential federal income tax liability of approximately $15.8 million with respect to the Company's  2000 tax return effectively includes  federal income taxes attributable to the Company's tax treatment of initial franchise fee income in prior tax years.   Accordingly, the tax treatment of initial franchise fee income asserted by the IRS, if upheld,  should not result in additional proposed adjustments of federal income taxes for all years prior to 2000. The Company is currently contesting the proposed adjustments through IRS administrative proceedings.

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 22, 2004 IHOP Corp. issued a press release announcing its first quarter 2004 financial results. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Also on April 22, 2004, IHOP Corp. held a conference call to discuss its first quarter 2004 financial results. A copy of the prepared remarks of management is attached as Exhibit 99.2, and incorporated herein by reference.

Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated April 22, 2004.
99.2	Prepared remarks of management of Registrant for conference call held on April 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: April 23, 2004	By:	/s/ Thomas Conforti
Thomas Conforti
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated April 22, 2004.
99.2	Prepared remarks of management of Registrant for conference call held on April 22, 2004.